SECOND AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Amendment") is made and entered into as of the 31st day of October, 1996, between HEATHER RIDGE LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller") and FOWLERSHORE & FLANAGAN, a California general partnership ("Purchaser")

                             W I T N E S S E T H:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of August 19, 1996, as heretofore amended (the "Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Agreement);

     WHEREAS, pursuant to the Agreement Seller and Purchaser entered into that certain Escrow Agreement, dated August 19, 1996, as heretofore amended (the "Escrow Agreement"); and

     WHEREAS, Seller and Purchaser now desire to amend the Agreement and the Escrow Agreement pursuant to the terms and provisions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent agree that the Agreement and the Escrow Agreement are amended as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Agreement.

     2. Lines one (1) and two (2) of Paragraph 8 of the Agreement are hereby deleted and the following is hereby inserted in lieu thereof: "8. CLOSING. The closing of this transaction (the "Closing") shall be on November 5, 1996 (the".

     3. The first three lines of Paragraph 3 of the Escrow agreement are hereby deleted and the following is hereby inserted in lieu thereof: "3. On November 5, 1996, or at such other date as Seller and Purchaser may, in writing, advise Escrow Agent is the".

     4. Except as amended herein, the terms and conditions of the Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

     5. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     6. The parties hereto agree and acknowledge that a facsimile copy of any party's signature on this Amendment shall be enforceable against such party as an original.
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Purchaser and Seller hereby agree and acknowledge that this Amendment shall be enforceable and binding as between the two parties notwithstanding the lack of Escrow Agent's execution hereof.

Executed as of the date first written above.

                         SELLER:

                         HEATHER RIDGE LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By: Heather Ridge, Inc., an Illinois corporation, its general partner

                              By:   /s/ John K. Powell, Jr.
                                   -----------------------------------
                              Name:     John K. Powell, Jr.
                                   -----------------------------------
                              Its:      Senior Vice President
                                   -----------------------------------


                         PURCHASER:

                         FOWLERSHORE & FLANAGAN, a California
                         general partnership

                         By:   /s/ Darla L. Flanagan
                              -----------------------------------
                         Name:     Darla L. Flanagan
                              -----------------------------------
                         Its:      General Partner
                              -----------------------------------


                         ESCROW AGENT:

                         LAWYERS TITLE INSURANCE CORPORATION

                         By:   /s/ M. B. Ranz
                              -----------------------------------
                         Name:     M. B. Ranz
                              -----------------------------------
                         Its:      Vice President
                              -----------------------------------
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